EXHIBIT 10.1
FIRSTCITY FINANCIAL CORPORATION
1995 Stock Option and Award Plan
AWARD AGREEMENT
[Date]
[Name]
[Title]
FirstCity Financial Corporation
P. O. Box 8216
6400 Imperial Drive
Waco, TX 76714-8216
Re: Grant of Stock Option- Non-Employee Director
Dear                     :
     You have been granted an option to purchase common stock of FirstCity Financial Corporation, a Delaware corporation (the “Company”), pursuant to the Company’s 1995 Stock Option and Award Plan (the “Plan”) for certain individuals, Directors and key employees of the Company and its Subsidiaries. A copy of the Plan is being furnished to you concurrently with the execution of this Award Agreement and shall be deemed a part of this Award Agreement as if fully set forth herein. Unless the context otherwise requires, all terms defined in the Plan shall have the same meaning when used herein.
     1. Grant
     Subject to the conditions set forth below, the Company hereby grants to you, effective as of ____________, ___ (the “Grant Date”), as a matter of separate inducement and not in lieu of any salary or other compensation for your services, the right and option to purchase (the “Option”), in accordance with the terms and conditions set forth herein and in the Plan, an aggregate of ___ Shares (the “Option Shares”), at a price equal to $        per Share, subject to the adjustments and limitations set forth herein and in the Plan (the “Option Price”). The Option granted hereunder is a Nonqualified Stock Option within the meaning of the Plan. You should consult with your tax advisor concerning the proper reporting of any federal or state tax liability that may arise as a result of the grant or exercise of the Option.

     2. Exercise
     (a) For purposes of this Award Agreement, the Option Shares shall be deemed “Non-vested Shares” unless and until they have become “Vested Shares.” The Option Shares shall become “Vested Shares” on (a) ___, ___, or (b) in ___equal, consecutive annual installments, commencing on the first anniversary of ___, ___, provided that vesting shall cease upon your ceasing to be a Director of the Company as and to the extent provided in Section 3 hereof.
     (b) Subject to the relevant provisions and limitations contained herein and in the Plan, you may exercise the Option to purchase all or any portion of the Vested Shares at any time prior to the termination of the Option pursuant to this Award Agreement. In no event shall you be entitled to exercise the Option for any Non-Vested Shares or for a fraction of any Vested Share.
     (c) The unexercised portion of the Option, if any, will automatically, and without notice, terminate and become null and void upon the expiration of ___ (___) years from the Grant Date.
     (d) Any exercise by you of the Option shall be in writing addressed to the Secretary of the Company at its principal place of business (a copy of the form of exercise notice to be used will be available upon written request to the Secretary), and shall be accompanied by a certified or bank check payable to the order of the Company in the full amount of the Option Price of the shares so purchased, or in such other manner as described in the Plan and approved by the Committee.
     3. Termination of Position
     Upon your ceasing to be a Director of the Company, the Option shall terminate and/or be exercisable pursuant to Section 6.7 of the Plan.
     4. Transferability
     The Option and any rights or interests therein are not assignable or transferable by you except by will or the laws of descent and distribution or as allowed under Section 6.8 of the Plan to members of your Immediate Family (as such term is defined in the Plan), to one or more trusts for the benefit of such Immediate Family members, or to one or more partnerships where such Immediate Family members are the only partners, provided that you do not receive any consideration in any form whatsoever for said transfer. During your lifetime, the Option shall be exercisable only by you, any transferee as allowed in this Section 4 and pursuant to the terms of the Plan, or, in the event that a legal representative has been appointed in connection with your Disability (as such term is defined in the Plan), such legal representative. Any Options so transferred shall continue to be subject to the same terms and conditions in the hands of the transferee as were applicable to said Option immediately prior the transfer thereof. Any reference in herein to your ceasing to serve as a Director of the Company shall continue to refer to your ceasing to serve as a Director of the Company.
     5. Withholding Taxes
     By acceptance hereof, you hereby (1) agree to reimburse the Company for any federal, state or local taxes required by any government to be withheld or otherwise deducted by such entity in respect of your exercise of all or a portion of the Option; (2) authorize the Company to withhold from any cash compensation paid to you or on your behalf, an amount sufficient to discharge any federal, state and local taxes imposed on the Company, in respect of your exercise of all or a portion of the Option, which otherwise has not been reimbursed by you, in respect of your exercise of all or a portion of the Option; and (3) agree that the Company may, in its discretion, hold the stock certificate to which you are entitled upon exercise of the Option as security for the payment of the aforementioned withholding tax liability, until cash sufficient to pay that liability has been accumulated, and may, in its discretion, effect such withholding by retaining shares issuable upon the exercise of the Option having a Fair Market Value on the date of exercise which is equal to the amount to be withheld.

     6. Miscellaneous
     (a) This Award Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan. In the event of any conflict or inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall be controlling.
     (b) This Award Agreement is not a contract of employment and the terms of your service and compensation as a Director shall not be affected by, or construed to be affected by, this Award Agreement, except to the extent specifically provide herein. Nothing herein shall impose, or be construed as imposing any obligation (1) on the part of the Company to continue you in your position as a Director of the Company, or (2) on your part to remain in your position as a Director of the Company.

     By your signature and the signature of the Company’s representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Company’s 1995 Stock Option and Award Plan and this Award Agreement. Please indicate your acceptance of all the terms and conditions of the Option and the Plan by signing and returning a copy of this Award Agreement.

Very truly yours, FIRSTCITY FINANCIAL CORPORATION
By:	________________________________
Name:
Title:

ACCEPTED:

Signature of Optionee

Print Name of Optionee
Date: